Exhibit 99.1

Conference Call:	Today, July 26th, 2005 at 11:00 a.m. EDT
Dial-in number:	800-257-6566 or 303-262-2006 (International)
Replay information below.
Webcast URL:	www.fulldisclosure.com

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
(303) 706-0778	(212) 835-8500 or FLYR@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL (FLYR.PK) REPORTS

SECOND QUARTER REVENUE OF $125.7 MILLION

Denver, CO; July 26, 2005 – Navigant International, Inc. (Pink Sheets: FLYR), the second largest provider of corporate travel management services in the United States based on airline tickets sold, today reported second quarter operating results for the period ended June 26, 2005, as summarized below.

Summary Financial Results (In millions, except per share data)

	For the Three Months Ended
	June 26, 2005 (3)	June 27, 2004 (3)
Revenues	$125.7	$107.3
Gross Profit Margin	42.5%	45.7%
Net Income (2)	$6.0	$7.3
EBITDA (1)	$17.2	$17.5
Operating Income	$13.6	$14.6
Operating Margin	10.8%	13.7%
Diluted EPS (2)	$0.32	$0.39

	For the Six Months Ended
	June 26, 2005 (3)	June 27, 2004 (3)
Revenues	$247.7	$214.6
Gross Profit Margin	42.0%	43.7%
Net Income (2)	$11.0	$12.4
EBITDA (1)	$32.6	$31.3
Operating Income	$25.1	$25.6
Operating Margin	10.1%	11.9%
Diluted EPS (2)	$0.60	$0.68

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial tables accompanying this release. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

Navigant International Reports Second Quarter Results, 7/26/05	page 2

(2)	See below in this release for information on a reallocation affecting depreciation and amortization expense.
(3)	Reflects the Company’s current estimate of the impact on operating results of a proposed restatement regarding non-cash amortization of definite-lived identifiable intangible assets acquired in the purchases of businesses during 2001 through 2004 and regarding lease accounting practices. The Company previously disclosed that a restatement of financial statements regarding these matters will be made. The current estimate includes an allocation of the purchase price for acquisitions to specific definite lived, identifiable assets higher than anticipated at the end of the first quarter of 2005. A further explanation is provided below.

Edward S. Adams, Chairman and Chief Executive Officer, commented, “With record transaction levels Navigant’s second quarter results reflect the strength of corporate travel trends and our initiatives to improve efficiencies over recent periods. During the second quarter Navigant benefited from the strong corporate travel environment in key operating areas such as processed transactions, revenue per transaction, client retention and new business wins. These factors resulted in a 17% rise in revenue, over $17 million in quarterly EBITDA and $13.6 million in quarterly operating income. Additionally, by realizing further integration and operating efficiencies, the second quarter gross margin and operating margin reached their highest levels in the last four quarters.

“Revenue and EBITDA were in line with guidance, though EPS came in three cents below expectations for a number of reasons. We recorded a $200,000 loss on the divestiture of a partnership in the UK as part of our global strategy realignment, invested in the implementation of several new accounts and incurred professional fees associated with the previously announced proposed restatement of financials and related matters. Interest expense was also ahead of budget due to faster than anticipated increases in interest rates and higher debt levels resulting from acquisition and earn-out payments. But the largest factor was the reallocation discussed in more detail below.

Mr. Adams added, “In the first half of 2005, Navigant’s transaction levels paced about 19% ahead of 2004 levels while, as expected, revenue per transaction declined slightly, partially as a result of increased levels of online adoption. We generally expect a continuation of these trends and Navigant remains focused on centralizing our online fulfillment centers and reducing costs as middle market customers migrate to our online solutions. Consequently, we continue to believe that over time, growth in the percentage of online transactions will benefit margins as we reduce call center and on-site staffing costs to reflect online adoption levels.

“Looking forward, we think Navigant is well positioned for the second half of 2005 to extend the operational successes of the first and second quarters of this year. We have been actively developing and executing our business solutions strategy and demonstrating the tangible economic and service value our solutions bring to corporate clients. Furthermore, we are addressing additional areas to further improve margins while simultaneously elevating the service levels and solutions we provide our customers.”

Robert C. Griffith, Navigant’s Chief Financial Officer and Chief Operating Officer stated, “As anticipated, gross and operating margins improved over the levels experienced in the second half of 2004 which were impacted by higher revenue contributions from our meeting and incentives operations and the lag we typically experience in reducing costs as customers migrate to on-line solutions.

Navigant International Reports Second Quarter Results, 7/26/05	page 3

“For the second quarter, our gross margin was 42.5% and our operating margin was 10.8%, both of which reflect the integration of recently acquired businesses into our operating structure and our emphasis on managing overhead and other costs to transaction levels and online adoption. G&A expenses were 28.8% of revenues for the second quarter, consistent with year ago levels.

2005 Guidance

Mr. Griffith concluded, “We are reiterating the financial guidance targets for revenue and EBITDA for the third and fourth quarter of 2005, primarily based on the robust corporate travel environment, our continued focus on servicing and maintaining current customers, converting new customers, and managing costs. At present we are withdrawing prior guidance for net income and net income per share for the third and fourth quarter of 2005 until we finalize the amortization of intangibles acquired in purchases of businesses from 1997 to 2004.”

Reallocation

Navigant is in the process of completing its work on the financial statements for its fiscal 2004 year. As a result, Navigant has not filed its Form 10-K for fiscal 2004 and its Form 10-Q for the quarter ended March 27, 2005 and has not finalized its financial statement for the second quarter of fiscal 2005. Navigant reported the results of the fiscal year 2004 and the first quarter of fiscal 2005, subject to the effects of matters described below and the finalization of the fiscal 2004 financial statements. These matters include completion of the review of the allocation of purchase prices between goodwill and customer-related intangibles and other identifiable intangibles for businesses acquired from 2001 through 2004.

As previously announced, as a result of a review of Navigant’s allocation of purchase price between goodwill and customer-related intangibles and other identifiable intangibles for businesses Navigant acquired during 2001 through 2004, Navigant will reallocate some portion of the purchase prices for acquisitions during this time period from goodwill to specific, definite-lived, identifiable assets. The reallocation will affect Navigant’s amortization expenses and result in non-cash charges for 2001, 2002, 2003, and 2004. In addition, the Company also re-evaluated its lease accounting practices and determined that its accounting for leasehold improvements and rent obligations for leased facilities will need to be restated, consistent with the restatements that many companies are currently making. This lease accounting will also affect Navigant’s previously reported net income and earnings per share for 2000, 2001, 2002, 2003 and 2004.

As a result of both review processes, Navigant will restate previously issued financial information for the fiscal years 2000, 2001, 2002 and 2003, each of the four quarters of fiscal 2003 and the first three quarters of fiscal 2004 and the previously announced results for fiscal 2004 in connection with filing its Annual Report on form 10-K for December 26, 2004. This Form 10-K will also include the final financial statements for fiscal 2004.

Navigant International Reports Second Quarter Results, 7/26/05	page 4

Navigant currently anticipates that the allocation of the purchase prices for acquisitions made in 2001 to the specific, definite-lived, identifiable assets will be higher than anticipated at the end of the first quarter of 2005 and that accordingly amortization expenses will be higher than anticipated at that time. The results stated in this press release for the three and six months ended June 26, 2005 reflect these current estimates. These estimates are based on reallocations that are still under review by Navigant and its independent auditors.

Navigant is also reviewing the allocation of purchase prices between goodwill and customer-related intangibles and other identifiable intangibles for businesses Navigant acquired from 1997 through 2000. As a result of the review, Navigant might reallocate some portion of the purchase prices of acquisitions during this time period from goodwill to specific, definite-lived, identifiable assets. If such a reallocation is made and any significant changes in non-cash amortization charges for these intangible assets results from the reallocation, the Company would reflect these changes in the restatement of financial statements as described above, in addition to the changes for acquisitions from 2001 through 2004.

The table below summarizes results for the three months ended March 27, 2005 based on prior and current estimates of the reallocations:

Summary Financial Results (In millions, except per share data)

	For the Three Months Ended March 27, 2005
	Based on prior estimates	Based on current estimates
Revenues	$122.0	$122.0
Gross Margin	41.6%	41.6%
Net Income	$5.2	$5.0
EBITDA (1)	$15.4	$15.4
Operating Income	$11.9	$11.5
Operating Margin	9.7%	9.4%
Diluted EPS	$0.29	$0.28

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included in the financial table accompanying this release. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

The above information regarding adjustments is preliminary. The related financial statements are not finalized and are subject to review by Navigant’s independent auditors. As such, additional changes or adjustments could arise. Navigant remains determined to file its 2004 Form 10-K as promptly as possible and will file the Form 10-Qs for the first and second quarter of 2005 promptly thereafter.

Navigant International Reports Second Quarter Results, 7/26/05	page 5

Conference Call Information – 11:00 a.m. EDT, Tuesday, July 26, 2005

The conference call number is 800-257-6566 or 303-262-2006 (International). Please call 10 minutes in advance to ensure that you are connected prior to the presentation. A live Webcast of the call will be available on www.fulldisclosure.com (requires a Windows Media Player).

Following its completion, a replay of the call can be accessed for two weeks by dialing 303-590-3000. The access code for the replay is 11035235#. Replays of the Webcast will be available for 30 days at www.fulldisclosure.com.

About Navigant International, Inc.

Denver-based Navigant International, Inc., doing business as TQ3Navigant, is the second largest corporate travel management business services provider in the United States, based on airline tickets sold, serving corporate, government, military, leisure, and meetings and incentive clients. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR powered reporting tools; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. The Company currently employs more than 5,200 Associates and has operations in 1,000 locations in 20 countries and U.S. territories.

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, relisting of the Company’s stock on the Nasdaq National Market and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, completion of the company financial statements for 2004, any related restatements of financial statements, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 28, 2003, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

# # #

(financial tables follow)

Navigant International Reports Second Quarter Results, 7/26/05	page 6

Navigant International, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended
	June 26, 2005 (2)	June 27, 2004 (2)
	(Unaudited)	(Unaudited)
Revenues	$125,678	$107,255
Operating expenses	72,308	58,272

Gross profit	53,370	48,983

General and administrative expenses	36,191	31,513

Depreciation and amortization expense	3,589	2,829

Operating income	13,590	14,641

Interest expense, net and other	3,938	2,907

Income before provision for income taxes	9,652	11,734

Provision for income taxes	3,630	4,443

Net income	$6,022	$7,291

EBITDA (1)	$17,179	$17,470

Net income per share:
Basic net income per share	$0.39	$0.49

Diluted net income per share	$0.32	$0.39

Weighted average shares outstanding:
Basic	15,507	14,787

Convertible shares	4,349	4,349
Dilutive options	384	713

Diluted	20,240	19,849

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included below. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

	Three Months Ended
	June 26, 2005	June 27, 2004
Net income	$6,022	$7,291
Add: Provision for income taxes	3,630	4,443
Add: Interest expense, net and other	3,938	2,907
Add: Depreciation and amortization expense	3,589	2,829

EBITDA	$17,179	$17,470

(2)	Reflects the Company’s current estimate of the impact on operating results of the proposed restatement regarding the non-cash amortization of definite-lived identifiable intangible assets acquired in the purchases of businesses during 2001 through 2004 and regarding lease accounting practices.

Navigant International Reports Second Quarter Results, 7/26/05	page 7

Navigant International, Inc.

Consolidated Statements of Income

(In thousands, except per share amounts)

	Six Months Ended
	June 26, 2005 (2) (Unaudited)	June 27, 2004 (2) (Unaudited)
Revenues	$247,718	$214,634
Operating expenses	143,635	120,811

Gross profit	104,083	93,823

General and administrative expenses	71,501	62,538

Depreciation and amortization expense	7,475	5,639

Operating income	25,107	25,646

Interest expense, net and other	7,416	5,726

Income before provision for income taxes	17,691	19,920

Provision for income taxes	6,657	7,489

Net income	$11,034	$12,431

EBITDA (1)	$32,582	$31,285

Net income per share:
Basic net income per share	$0.71	$0.85

Diluted net income per share	$0.60	$0.68

Weighted average shares outstanding:
Basic	15,500	14,699

Convertible shares	4,349	4,349
Dilutive options	340	733

Diluted	20,189	19,781

(1)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization. A reconciliation of the above EBITDA figures to the Company’s net income is included below. The Company believes EBITDA provides investors with a liquidity measurement tool utilized by management and a helpful measure with which to evaluate compliance with their credit agreements. The Company’s credit facility contains covenants that are based on an EBITDA measure including covenants concerning total leverage, senior leverage and fixed charges coverage. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles and investors should not consider this measure in isolation or as a substitute for net income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with generally accepted accounting principles.

	Six Months Ended
	June 26, 2005	June 27, 2004
Net income	$11,034	$12,431
Add: Provision for income taxes	6,657	7,489
Add: Interest expense, net and other	7,416	5,726
Add: Depreciation and amortization expense	7,475	5,639

EBITDA	$32,582	$31,285

(2)	Reflects the Company’s current estimate of the impact on operating results of the proposed restatement regarding the non-cash amortization of definite-lived identifiable intangible assets acquired in the purchases of businesses during 2001 through 2004 and regarding lease accounting practices.